UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2026

EDAP TMS S.A.

(Exact name of Registrant as specified in its charter)

France	000-29374	98-1644844
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Parc d’Activites la Poudrette-Lamartine

4/6, rue du Dauphiné

Vaulx-en-Velin, France 69120

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (+33) 47-215-3150

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
American Depositary Shares, each representing one Ordinary Share (Ordinary Shares, nominal value €0.13 per share)	FOCL	NASDAQ Global Market

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, on August 11, 2026, EDAP TMS S.A. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with TD Securities (USA) LLC and Mizuho Securities USA LLC, as representatives of the underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 8,425,000 American Depositary Shares (“ADSs”), each representing one ordinary share of the Company, €0.13 nominal value per share (the “Ordinary Shares”), at a price of $4.75 per ADS, before underwriting discounts and commissions. The Offering closed on August 14, 2026. Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option, exercisable in whole or in part, to purchase up to an additional 1,263,750 ADSs sold in the Offering (the “Option”). The Underwriting Agreement was previously filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on August 14, 2026.

On August 14, 2026, the Underwriters fully exercised the Option, electing to purchase an additional 1,263,750 ADSs (the “Additional ADSs”). The issuance of the Additional ADSs pursuant to the Option is expected to close on August 19, 2026, and is expected to result in net proceeds to the Company of approximately $5.6 million, after deducting underwriting discounts and commissions and before estimated offering expenses.

A copy of the opinion of Jones Day, counsel to the Company, relating to the validity of the Ordinary Shares and Additional ADSs in the Option is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Jones Day
23.1	Consent of Jones Day (included in Exhibit 5.1)
104	Cover Page Interactive Data File-the cover page XBRL (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDAP TMS S.A.

Date: August 19, 2026	By:	/s/ Sanket Shah
Sanket Shah
General Counsel and Corporate Secretary